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                  SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D. C.  20549



                               FORM 8-K



                            CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE

                    SECURITIES EXCHANGE ACT OF 1934

Date of Report:  January 13, 1994


                          SCANA Corporation
        (Exact name of registrant as specified in its charter)



        South Carolina            1-8809               57-0784499
(State or other jurisdiction    (Commission          (IRS Employer
  of incorporation)              File Number)     Identification No.)



1426 Main Street, Columbia, South Carolina                   29201
(Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code (803) 748-3000




     (Former name or former address, if changed since last report.)



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                               SCANA Corporation


Item 5.  Other Events.


     On January 11, 1994 South Carolina Electric & Gas Company (SCE&G), a wholly owned subsidiary of SCANA Corporation (the Company), has reached a settlement with Westinghouse Electric Corporation resolving a dispute involving steam generators provided by Westinghouse to SCE&G's V. C. Summer Nuclear Station (see Note 4C of Notes to Consolidated Financial Statements inlcuded in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993).

     Terms of the settlement were not disclosed. SCE&G had filed an action in May 1990 against Westinghouse in the U. S. District Court for South Carolina seeking compensation for damages to the Summer Station.

     In commenting on the settlement, Bruce Kenyon, SCE&G's president and chief operating officer, said: "We are pleased to have this nearly four-year dispute resolved. The settlement is in the best interest of all parties and avoids what would have been a costly and uncertain trial. In addition, our electric customers will benefit as costs for Summer Station operations will be reduced."

     SCE&G operates the 885-MW electric generating facility and had previously announced that it plans to replace the plant's three steam generators in the fourth quarter of 1994, during a scheduled refueling.





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                             SCANA Corporation


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            SCANA Corporation
                                               (Registrant)




January 13, 1994                        By: s/K. B. Marsh
                                            K. B. Marsh, Vice President-
                                            Finance, Secretary and Treasurer






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